Exhibit 99.1

Grant Park Fund Weekly Commentary
For the Week Ended April 6, 2012

Current Month				Rolling Performance*				Rolling Risk Metrics* (May 2007 – Apr 2012)
Class	Week ROR	MTD ROR	YTD ROR	1 yr Ann ROR	3 yr Ann ROR	5 yr Ann ROR	10 yr Ann ROR	Annualized ROR	Annualized Standard Deviation	Maximum Drawdown	Sharpe Ratio	Sortino Ratio
A	-0.3%	-0.3%	-1.7%	-16.9%	-4.6%	2.4%	4.8%	2.4%	12.0%	-18.9%	0.3	0.3
B**	-0.3%	-0.3%	-1.9%	-17.4%	-5.2%	1.6%	N/A	1.6%	12.0%	-20.6%	0.2	0.2
Legacy 1***	-0.3%	-0.3%	-1.1%	-15.1%	-2.9%	N/A	N/A	-3.3%	10.5%	-15.1%	-0.3	-0.4
Legacy 2***	-0.3%	-0.3%	-1.2%	-15.4%	-3.2%	N/A	N/A	-3.6%	10.5%	-15.4%	-0.3	-0.5
Global 1***	-0.3%	-0.3%	-0.9%	-13.9%	-4.6%	N/A	N/A	-4.5%	9.8%	-14.8%	-0.4	-0.6
Global 2***	-0.3%	-0.3%	-1.0%	-14.2%	-4.9%	N/A	N/A	-4.9%	9.8%	-15.6%	-0.5	-0.6
Global 3***	-0.3%	-0.3%	-1.4%	-15.6%	-6.6%	N/A	N/A	-6.6%	9.8%	-20.0%	-0.6	-0.8

S&P 500 Total Return Index****	-0.7%	-0.7%	11.8%	4.7%	19.4%	1.0%	4.7%	1.0%	19.0%	-50.9%	0.1	0.1
Barclays Capital U.S. Long Gov Index****	2.3%	2.3%	-3.4%	23.5%	10.0%	9.6%	8.3%	9.6%	12.8%	-12.3%	0.8	1.4
*	Performance metrics are calculated using month-to-date performance estimates. All performance data is subject to verification.
**	Units began trading in August 2003.
***	Units began trading in April 2009.
****	Index is unmanaged & is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Portfolio Positions by Sectors and Markets (Two largest positions within each sector)

	Portfolio for A, B and Legacy units					Portfolio for Global units
Sector	Sector		Market			Sector		Market
	Exposure	Position	Contract	Exposure	Position	Exposure	Position	Contract	Exposure	Position
COMMODITIES	33%					32%
Energy	15%	Long	Brent Crude Oil	4.1%	Long	14%	Long	Brent Crude Oil	3.8%	Long
			Gasoline Blendstock	3.5%	Long			Gasoline Blendstock	3.2%	Long
Grains/Foods	12%	Long	Soybeans	2.1%	Long	12%	Long	Soybeans	2.0%	Long
			Corn	1.4%	Long			Coffee	1.3%	Short
Metals	6%	Short	Aluminum	1.3%	Short	6%	Short	Aluminum	1.4%	Short
			Copper	1.3%	Long			Copper	1.3%	Long
FINANCIALS	67%					68%
Currencies	22%	Long $	Euro	2.8%	Short	23%	Short $	Euro	2.8%	Short
			Japanese Yen	2.2%	Short			Japanese Yen	2.4%	Short
Equities	10%	Long	Nasdaq	1.6%	Long	10%	Long	Nasdaq	1.6%	Long
			S&P 500	1.2%	Long			S&P 500	1.2%	Long
Fixed Income	35%	Long	Bunds	9.2%	Long	35%	Long	Bunds	8.9%	Long
			U.S. 10-Year Treasury Notes	5.7%	Long			U.S. 10-Year Treasury Notes	5.5%	Long

Market Commentary (Largest price movements within each sector)

Sector/Market
Energy
Natural gas prices declined as the U.S. Energy Information Administration reported larger-than-expected increases in U.S. inventories.  Crude oil markets finished modestly higher as strong U.S. manufacturing growth data buoyed prices.

Grains/Foods
Wheat prices fell nearly 3.5% as favorable weather forecasts supported supplies.  Conversely, corn and soybean prices rallied as speculators forecasted short-term supply constraints.  In the livestock markets, lean hogs prices rallied over 1% due to heavy buying by funds trying to take advantage of recent price declines.

Metals
A stronger U.S. dollar put heavy pressure on the precious metals markets and caused a near 2.5% price decline in the gold and silver markets.  Base metals markets also dropped, pressured by concerns surrounding future demand amidst the ongoing ailing debt markets in Spain and Italy.    Beliefs the U.S. Federal Reserve would not provide further near-term stimulus to the U.S. economy also contributed to the decline in base metals prices.

Currencies
The Japanese yen strengthened against counterparts due to increased safe-haven demand following last week’s weaker-than-expected U.S. unemployment report.  In Europe, the euro reached multi-week lows against the U.S. dollar as a rise in Spanish borrowing costs supported investor views the nation’s debt markets were close to crisis levels.  The Swiss franc also moved lower following reports of elevated inflation in Switzerland.

Equities
Global equity prices declined as a weaker-than-expected U.S. jobless report dampened recent optimism regarding the global economy.  Comments from the U.S. Federal Reserve which suggested there would be no new stimulus activity also put pressure on the global share markets.

Fixed Income
German Bund markets rallied as weaker-than-expected results from a Spanish bond auction drove investors toward more risk-averse assets.  U.S. Treasuries also moved sharply higher, fueled by equity market weakness and growth concerns fostered by reports the U.S. economy added fewer jobs than expected in March.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Performance Chart

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset):  A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Standard and Poor’s 500 Total Return Index (S&P 500 Index): A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies; rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Risk Metrics Chart

Drawdown: A drawdown is any losing period during an investment’s performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park’s drawdowns are computed based on month-end equity values.

Sharpe Ratio: A return/risk measure defined as the average incremental return of an investment over the risk free rate.

Sortino Ratio: A ratio developed to differentiate between good and bad volatility. The calculation provides a risk-adjusted measure of performance without penalizing for upward price changes.

Standard Deviation: Measures the dispersal or uncertainty in a random variable (in this case, investment returns). It measures the degree of variation of returns around the mean, or average, return. The higher the volatility of the investment returns, the higher the standard deviation will be. For this reason, standard deviation is often used as a measure of investment risk.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.  PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK, INCLUDING LIQUIDITY RISKS, NO SECONDARY MARKET EXISTS, RESTRICTIONS ON REDEMPTIONS, AND THE RISK OF FOREIGN SECURITIES.  THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.  INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.